ESCROW AGREEMENT

          This Escrow Agreement ("Agreement") is made as of October 19, 1997 by and among MAXXAM INC., a Delaware corporation ("MAXXAM"), THE COMBINED MASTER RETIREMENT TRUST, a trust organized under the laws of Texas (the "CMRT"), NL INDUSTRIES, INC., a New Jersey corporation ("NL"), and FIRST TRUST NATIONAL ASSOCIATION, as escrow agent (the "Escrow Agent").

                                  RECITAL

          MAXXAM, the CMRT, and NL are parties to a Stock Purchase Agreement, dated October 19, 1997 (the "Stock Purchase Agreement"), pursuant to which the CMRT and NL severally have sold to MAXXAM, and MAXXAM has purchased, the MAXXAM Shares held severally by the CMRT and NL, on the terms and subject to the conditions set forth in the Stock Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings given such terms in the Stock Purchase Agreement.

                                 AGREEMENT

          In consideration of the premises and the respective mutual agreements, covenants, representations and warranties herein contained, the parties hereto agree as follows:

     1. Appointment of Escrow Agent. MAXXAM, the CMRT, and NL hereby designate and appoint the Escrow Agent to serve in accordance with the terms and conditions of this Agreement, and the Escrow Agent hereby agrees to act as such, upon the terms and conditions provided in this Agreement.

     2.   Escrow.

          a. Escrow Deposit by the CMRT. Concurrently with the execution and delivery of this Agreement, the CMRT hereby delivers or causes to be delivered to the Escrow Agent for the benefit of MAXXAM in accordance with the terms of the Stock Purchase Agreement one or more certificates evidencing the MAXXAM Shares held by the CMRT accompanied by appropriate instruments of transfer duly endorsed transferring such MAXXAM Shares to MAXXAM (the "CMRT Escrow Deposit", which term shall include adjustments for stock splits, stock dividends, and similar events), and a Pledge and Custody Agreement in the form annexed as Exhibit C to the Stock Purchase Agreement executed by the CMRT and certain other parties (the "CMRT Pledge and Custody Agreement").

          b. Escrow Deposit by NL. Concurrently with the execution and delivery of this Agreement, NL hereby delivers or causes to be delivered to the Escrow Agent for the benefit of MAXXAM in accordance with the terms of the Stock Purchase Agreement one or more certificates evidencing the MAXXAM Shares held by NL accompanied by appropriate instruments of transfer duly endorsed transferring such MAXXAM Shares to MAXXAM (the "NL Escrow Deposit", which term shall include adjustments for stock splits, stock dividends, and similar events), and a Pledge and Custody Agreement in the form annexed as Exhibit C to the Stock Purchase Agreement executed by NL and certain other parties (the "NL Pledge and Custody Agreement").

          c. Escrow Deposits by MAXXAM. Concurrently with the execution and delivery of this Agreement, MAXXAM hereby delivers to the Escrow Agent
(1) for the benefit of the CMRT in accordance with the terms of the Stock Purchase Agreement cash by way of wire transfer in the amount of $28,249,375 (the "CMRT Cash Deposit"), a promissory note payable to the order of the CMRT in the original principal amount of $28,249,375 (the "CMRT Promissory Note"), the CMRT Pledge and Custody Agreement executed by MAXXAM and an appropriate instrument of transfer duly endorsed by MAXXAM sufficient to transfer such MAXXAM Shares to the CMRT (collectively, the "MAXXAM/CMRT Escrow Deposit"), and (2) for the benefit of NL in accordance with the terms of the Stock Purchase Agreement cash by way of wire transfer in the amount of $6,875,000 (the "NL Cash Deposit"), a promissory note payable to the order of NL in the original principal amount of $6,875,000 (the "NL Promissory Note"), the NL Pledge and Custody Agreement executed by MAXXAM and an appropriate instrument of transfer duly endorsed by MAXXAM sufficient to transfer such MAXXAM Shares to NL (collectively, the "MAXXAM/NL Escrow Deposit" and, together with the MAXXAM/CMRT Escrow Deposit, the "MAXXAM Deposit"). The promissory notes referred to in clauses (1) and (2) of this Section 2(c) (the "Notes") and the Pledge and Custody Agreements delivered to the Escrow Agent pursuant to the foregoing sentence have been executed by the applicable parties and dated as of the date of this Agreement.

          d. Investment of Cash by Escrow Agent. The Escrow Agent shall invest and reinvest the cash referred to in Sections 2(c)(1) and 2(c)(2), together with any interest on the Notes received by the Escrow Agent pursuant to the terms of such Notes, in each case as MAXXAM directs from time to time by written notice to the Escrow Agent; provided, however, that such investments and reinvestments shall be limited to:

               (i) time deposits, certificates of deposit and acceptances, not to exceed $5 million with any one institution, maturing within ninety
(90) days from the date of acquisition thereof, issued by banks or non-bank brokerage firms located in the United States of America, including the Escrow Agent or any of its affiliates, and having capital, surplus and undivided profits of at least five hundred million dollars ($500,000,000);

               (ii) short term obligations of, or guaranteed by, the United States of America or any state or agency thereof;

               (iii) commercial paper rated A-1 by Standard & Poors or P-1 by Moody's Investors Service;

               (iv) repurchase agreements fully collateralized by obligations described in clauses (d)(i), (d)(ii) or (d)(iii) hereof; or

               (v) shares of investment companies (such as money market funds) registered under the Investment Company Act of 1940 which invest primarily in any obligations described under (d)(i), (ii) or (iii) above, including those for which the Escrow Agent or any of its affiliates provide services for a fee, whether as an investment advisor, custodian, transfer agent, registrar, sponsor, distributor, manager or otherwise.

          In the absence of any directions from MAXXAM, the Escrow Agent shall invest and reinvest such cash in First American Fund - Government Obligations.

          e. Net Earnings. All earnings or other income received from the investments and reinvestments provided in Section 2(d), less losses and commissions, if any, incurred on or in making such investments and reinvestments (such net amount being herein referred to as "Net Earnings"), shall become part of the MAXXAM/CMRT Escrow Deposit or the MAXXAM/NL Escrow Deposit, as the case may be, and shall be disbursed as part of the MAXXAM/CMRT Escrow Deposit and the MAXXAM/NL Escrow Deposit in accordance with Section 2(i) hereof. Without limiting the foregoing, the Escrow Agent will not make any payment or distribution of the Net Earnings or the Escrow Deposits referred to in Section 2(a), Section 2(b) and Section 2(c), above, (collectively referred to as the "Escrow Deposits"), except as and in the manner expressly provided by this Agreement. Each party to this Agreement other than the Escrow Agent has provided a taxpayer identification number to the Escrow Agent on the signature page to this Agreement.

          f. Right to Escrow Deposits. Until the Escrow Deposits are released from the escrow provided herein, the Escrow Agent shall be in sole possession of the Escrow Deposits and will not act or be deemed to act as custodian for any party for purposes of perfecting a security interest therein.

          g. Cash Payments from Escrow. Any distribution of cash to be made by the Escrow Agent pursuant to this Agreement shall be made by wire transfer (upon receipt of written wire transfer instructions of the recipient).

          h. Status of the Escrow Deposits. It is the intent of MAXXAM, the CMRT, and NL that each of their respective interests in the Escrow Deposits is merely a contingent right to receipt of the Escrow Deposits, and that neither a voluntary or involuntary case under any applicable bankruptcy, insolvency or similar law nor the appointment of a receiver, trustee, custodian or similar official in respect of MAXXAM, the CMRT or NL (any of which is referred to herein as a "Bankruptcy Event") shall increase its respective interest in the Escrow Deposits or affect, modify, convert or otherwise change the contingent nature of its respective right to receipt of the Escrow Deposits in accordance with the terms of this Agreement.

          i. Procedures for Release of Escrow Deposits. The Escrow Deposits shall be held and disposed of only as follows:

               A. Subject to Section 2(i)(B), the Escrow Agent, upon written notice by MAXXAM, the CMRT and NL shall (i) release to MAXXAM the CMRT Escrow Deposit and the NL Escrow Deposit from the escrow provided for pursuant to this Agreement and retain the CMRT Escrow Deposit and the NL Escrow Deposit, as custodian, pursuant to the terms of the CMRT Pledge and Custody Agreement and the NL Pledge and Custody Agreement, as the case may be, (ii) release from the escrow provided for pursuant to this Agreement and deliver to the CMRT the CMRT Cash Deposit and any payments of interest which have been delivered to the Escrow Agent in respect of the CMRT Promissory Note (together with all Net Earnings on such deposits and payments), (iii) release from the escrow provided for pursuant to this Agreement and deliver to NL the NL Cash Deposit and any payments of interest which have been delivered to the Escrow Agent in respect of the NL Promissory Note (together with all Net Earnings on such deposits and payments), (iv) release to the CMRT from the escrow provided for pursuant to this Agreement and retain, as custodian, the CMRT Promissory Note, the CMRT Pledge and Custody Agreement and an appropriate instrument of transfer duly endorsed by MAXXAM sufficient to transfer such MAXXAM Shares to the CMRT, pursuant to the terms of the CMRT Pledge and Custody Agreement, (v) release to NL from the escrow provided for pursuant to this Agreement and retain, as custodian, the NL Promissory Note, the NL Pledge and Custody Agreement and an appropriate instrument of transfer duly endorsed by MAXXAM sufficient to transfer such MAXXAM Shares to NL, pursuant to the terms of the NL Pledge and Custody Agreement, and (vi) promptly cause the transfer agent for the MAXXAM Shares to issue certificates evidencing MAXXAM's ownership of the MAXXAM Shares and to record in the transfer agent's customary fashion on the certificates and/or in the stockholders' list or similar share registry for the Common Stock of MAXXAM the interest of NL under the NL Pledge and Custody Agreement and the interest of the CMRT under the CMRT Pledge and Custody Agreement, and upon such issuance to hold such certificates, respectively, for the benefit of NL as secured party under the NL Pledge and Custody Agreement and the for the benefit of the CMRT as secured party under the CMRT Pledge and Custody Agreement.

MAXXAM, the CMRT and NL shall be obligated to give such written notice as provided in this Section 2(i)(A) (the "Escrow Release Notice") within three business days after the occurrence of both of the following events: (A) the conclusion of a hearing, following notice to the stockholders of MAXXAM (the "Hearing"), on the defendants' motion to dismiss NL and CMRT from Consolidated Civil Action Nos. 12111 and 12353 (the "Consolidated Action") pending in the Court of Chancery, in and for New Castle County, Delaware (the "Court"), and (B) the entry by the Court of an order (the "Order"), in response to a motion to dismiss the CMRT and NL from the Consolidated Action, determining (the "Determination") that no part of the consideration for the sale of the MAXXAM Shares contemplated by the Stock Purchase Agreement constitutes consideration for settlement of the claims (the "Claims") that are the subject of the Consolidated Action. The parties (other than the Escrow Agent) agree to recommend to the Court the entry of the Order and the making of the Determination. The parties (other than the Escrow Agent) acknowledge that an agreement in principle to settle the Claims has been reached; however, release of the Escrow Deposits shall not be subject to approval of any such settlement as may be presented to the Court. Upon the release of the CMRT Escrow Deposit, the NL Escrow Deposit, the MAXXAM/CMRT Escrow Deposit and the MAXXAM/NL Escrow Deposit as provided in this Section 2(i)(A) (the "Escrow Release Date"), the closing of the purchase and the sale of the MAXXAM Shares shall be deemed to have occurred as contemplated by Section 1.2 of the Stock Purchase Agreement.

               B. If the Court (i) has not signed the Order within 150 days after the date of the Stock Purchase Agreement or such later date as the parties may mutually agree ("Release Deadline Date"), or (ii) has made a ruling rejecting the Determination or has declined to make the Determination, and such decision is final and not subject to further consideration by the Court (the "Declination Date"), then the Escrow Agent shall, upon written notice from MAXXAM, the CMRT and NL, (a) release from the escrow provided for pursuant to this Agreement and deliver to MAXXAM the MAXXAM Deposit and any payments of interest which have been delivered to the Escrow Agent in respect of the CMRT Promissory Note and/or the NL Promissory Note (along with all Net Earnings on such deposits and payments), (b) release from the escrow provided for pursuant to this Agreement and deliver to the CMRT the CMRT Escrow Deposit and the CMRT Pledge and Custody Agreement, and (c) release from the escrow provided for pursuant to this Agreement and deliver to NL the NL Escrow Deposit and the NL Pledge and Custody Agreement. MAXXAM, the CMRT and NL shall be obligated to give such notice within three business days after the occurrence of the Release Deadline Date or the Declination Date, as the case may be, whichever occurs earlier.

               C. If at any time (a) MAXXAM and the CMRT shall instruct the Escrow Agent to release the MAXXAM/CMRT Escrow Deposit and the CMRT Escrow Deposit, or any portion of any of such Escrow Deposits, or (b) MAXXAM and NL shall instruct the Escrow Agent to release the MAXXAM/NL Escrow Deposit and the NL Escrow Deposit, or any portion of any of such Escrow Deposits, then the Escrow Agent shall promptly release such Escrow Deposits (or any portion thereof) in accordance with such instructions.

     3.   Protection of Escrow Agent. The parties agree that:

          a. Escrow Agent's duties and responsibilities as escrow agent in connection with this Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Agreement. Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Agreement and shall have no duty to inquire beyond the terms and provisions hereof. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement or the Escrow Deposits, other than to receive, hold, invest, reinvest and deliver the Escrow Deposits as herein provided. Without limiting the generality of the forgoing, it is hereby expressly agreed and stipulated by the parties hereto that Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility and, accordingly, shall have no duty to or liability for its failure to provide investment recommendations or investment advice to any of the other parties to this Agreement. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to paragraph
d. hereinbelow, its own willful misconduct or gross negligence (it being understood that gross negligence shall include loss (other than investment loss) by Escrow Agent of all or any part of the items escrowed pursuant to this Agreement or failure to follow any investment or other instructions of any of the other parties hereto provided herein). It is the intention of the parties hereto that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder;

          b. the Escrow Agent makes no representation as to the validity, value, genuineness or collectibility of any document or instrument held by or delivered to it;

          c. the Escrow Agent shall not be called upon to advise any party as to taking or refraining from taking any action with respect to any property deposited hereunder;

          d. Escrow Agent may rely on, and shall not be liable for acting or refraining from acting upon, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and reasonably believed by it to have been signed or presented by the proper party or parties. Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Escrow Deposits pursuant to this Agreement; provided, however, that in no event shall Escrow Agent be liable for any lost profits, lost savings or other special, exemplary, consequential or incidental damages in excess of Escrow Agent's fee hereunder (except those arising from its own willful misconduct or gross negligence) and provided, further, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or neglect of any other party to this Agreement; (c) any delay, error, omission or default of any mail, courier, telegraph, cable and wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the (i) sufficiency, correctness, genuineness or validity of the subject matter of this Agreement or any part hereof , (ii) transaction or transactions requiring or underlying the execution of this Agreement or the form or execution hereof or (iii) identity or authority of any person executing this Agreement or any part hereof, or depositing the Escrow Deposits;

          e. if the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to any property held by it in escrow pursuant to this Agreement which, in the opinion of the Escrow Agent, are in conflict with any of the provisions of this Agreement or any instructions received from any other of the undersigned, the Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise by the parties pursuant to an amendment or waiver to this Agreement in accordance with
Section 4(g) below, or by order of a court of competent jurisdiction specified in Section 4(c) below;

          f. should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Agreement or the Escrow Deposits, or should a substitute escrow agent fail to be designated as provided in paragraph g., or if Escrow Agent should be in doubt as to what action to take, the Escrow Agent shall have the right, but not the obligation, to institute a petition for interpleader in any court of competent jurisdiction specified in Section 4(c) below to determine the rights of the parties hereto. Should a petition for interpleader be instituted, or should the Escrow Agent be threatened with, or become involved in, litigation or binding arbitration in connection with this Agreement or the Escrow Deposits, then the other parties agree, jointly and severally, to reimburse the Escrow Agent for its reasonable attorney's fees and any and all other reasonable out of pocket expenses, losses, costs and damages incurred by the Escrow Agent in connection with such threatened or actual litigation prior to any disbursement hereunder (subject, as to MAXXAM, NL and the CMRT, to the Allocation Provision, as such term is defined in Section 3(h) below);

          g. MAXXAM, the CMRT and NL may jointly remove and replace the Escrow Agent at any time. If the Escrow Agent shall be removed as escrow agent by the parties or shall resign or otherwise cease to act as escrow agent, MAXXAM, the CMRT and NL shall mutually agree upon a successor which successor shall be deemed to be the Escrow Agent for all purposes of this Agreement. If a successor Escrow Agent has not been appointed and accepted such appointment by the end of the thirty (30) day period following such removal, resignation or cessation, the Escrow Agent may apply to any court in which it is permitted to commence litigation pursuant to Section 4(c), for the appointment of a successor Escrow Agent and deposit the Escrow Deposits with the then chief or presiding judge of such court (and upon so depositing such property and filing its complaint in interpleader, it shall be relieved of all liability under the terms hereof as to the property so deposited), and the reasonable costs and expenses and reasonable attorneys' fees which the Escrow Agent incurs in connection with such a proceeding shall be borne one-half by MAXXAM, one-quarter by the CMRT, and one-quarter by NL. The removal, resignation or other ceasing to act as escrow agent by the Escrow Agent or any successor thereto shall have no effect on this Agreement or any of the rights of the parties hereunder, all of which shall remain in full force and effect;

          h. the other parties to this Agreement hereby jointly and severally indemnify Escrow Agent, its officers, directors, partners, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all expenses, including, without limitation, reasonable attorneys' fees and court costs, losses, costs, damages and claims, including but not limited to, costs of investigation, litigation and arbitration, tax liability and loss on investments suffered or incurred by any Indemnified Party in connection with or arising from or out of this Agreement, except such acts or omissions as may result from the willful misconduct or gross negligence of such Indemnified Party; provided that the foregoing joint and several indemnity shall not affect the liability of MAXXAM, the CMRT and NL, as among themselves, for the specified items for which the Escrow Agent is to be indemnified (which in the absence of fault by any of MAXXAM, the CMRT and/or NL, shall be one-half to MAXXAM, one-fourth to the CMRT and one-fourth to NL, and in the presence of fault by any of MAXXAM, the CMRT and/or NL, shall be as any court of competent jurisdiction specified in
Section 4(c) decides; the "Allocation Provision"). IT IS EXPRESS INTENT OF EACH OTHER PARTY TO THIS AGREEMENT TO INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM THEIR OWN NEGLIGENT ACTS OR OMISSIONS WHERE PERMITTED TO DO SO BY APPLICABLE LAW;

          i. MAXXAM, as to one half, the CMRT, as to one quarter, and NL, as to one quarter, hereby agree, upon execution by Escrow Agent of this Agreement, to pay Escrow Agent (A) an annual fee of $4,000.00 for its services hereunder in accordance with the fee schedule attached hereto, the first payment to be paid on the date hereof and successive payments being due on each anniversary date hereof, such fees being completely earned when due; and (B) all of Escrow Agent's out-of-pocket expenses reasonably incurred in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Agreement, including, without limitation, reasonable attorneys' fees, brokerage costs and related expenses incurred by Escrow Agent; and

          j. Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith, and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

     4.   Miscellaneous.

          a. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered (including by Federal Express or other reputable courier service) or sent by facsimile transmission (with a confirming copy to be sent by next day delivery by Federal Express or other reputable, regularly operating courier service). Notices, demands and communications to MAXXAM, the CMRT, NL or the Escrow Agent will, unless another address is specified in writing, be sent to the respective address indicated on the signature page to this Agreement.

          b. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

          c. Jurisdiction and Venue. The parties to this Agreement agree that any and all actions arising under or in respect of this Agreement (including, without limitation, the resolution of any dispute regarding the Escrow Deposits) shall be litigated exclusively in any federal or state court of competent jurisdiction located in the State of Delaware. By execution and delivery of this Agreement, each party to this Agreement irrevocably submits to the personal and exclusive jurisdiction of such courts for itself and in respect of the property escrowed hereunder with respect to such action. Each party to this Agreement agrees that venue would be proper in any of such courts, and hereby waives any objection that any such court is an improper or inconvenient forum for the resolution of any such action. The Escrow Agent need not be a party to any proceeding involving MAXXAM, the CMRT and/or NL. In any action in which the Escrow Agent asserts that one or more of MAXXAM, the CMRT or NL are jointly and severally liable for the obligations of MAXXAM, the CMRT or NL to the Escrow Agent under this Agreement, the Escrow Agent shall join in such suit all of MAXXAM, the CMRT and NL as a prerequisite for recovery against any one of them, and MAXXAM, the CMRT and NL agree to contribute to any other party against which such recovery is made in the proportions specified in the Allocation Provisions.

          d. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement.

          e. Successors and Assigns. None of MAXXAM, the CMRT and NL shall (or shall agree to) assign, pledge, convey, hypothecate, grant a security interest in, or grant to any other party any rights under this Agreement, including without limitation any rights in or to the Escrow Deposits, without the prior written consent of the other parties, and this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

          f. Specific Performance. The obligations of the parties hereto (including the Escrow Agent) are unique in that time is of the essence, and any delay in performance hereunder by any party will result in irreparable harm to the other parties hereto. Accordingly, any party may seek specific performance and/or injunctive relief before any court of competent jurisdiction specified in Section 4(c) hereof in order to enforce this Agreement or to prevent violations of the provisions hereof, and no party shall object to specific performance or injunctive relief as an appropriate remedy; provided, however, that nothing in this Section 4(f) is intended to prohibit any party from bringing an action for money damages for breach of this Agreement (either in lieu of or in addition to an action for specific performance and/or injunctive relief). The Escrow Agent acknowledges that its obligations, as well as the obligations of MAXXAM, the CMRT and NL hereunder, are subject to the equitable remedy of specific performance and/or injunctive relief.

          g. Amendment, Waiver, etc. This Agreement may only be amended, modified, altered or revoked by a written instrument, signed by MAXXAM, the CMRT, and NL, provided that no amendment or modification to Section 3 hereof or which increases the duties or liabilities of the Escrow Agent will be made without the written consent of the Escrow Agent. MAXXAM, the CMRT and NL agree to give the Escrow Agent advance notice of any amendment or modification to this Agreement and to provide the Escrow Agent promptly with copies of any such amendment or modification. No failure on the part of any party to this Agreement to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise thereof or any other right.

          h. Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect

          i. Costs, Expenses and Taxes. Except as set forth in Section 3(f), (g), (h) and (i) hereof, each party (other than the Escrow Agent) shall pay all of its own costs and expenses, including its legal fees, in connection with the performance of and compliance with this Agreement by such party. If an action or proceeding is commenced by a party to enforce or interpret any provision of this Agreement, the non-prevailing party or parties (other than the Escrow Agent) shall promptly reimburse the prevailing party or parties for the prevailing party or parties' reasonable costs and expenses of such action or proceeding, including reasonable attorneys fees. In all cases arising under this Agreement where any one or more or MAXXAM, the CMRT or NL have been held jointly and severally liable with some but less than all of the other parties to this Agreement to the Escrow Agent for any obligation under this Agreement, each other party to this Agreement (other to Escrow Agent) shall contribute to such liability in accordance with the Allocation Provision. The party or parties receiving any Net Earnings shall be responsible for any taxes owed in respect thereof.

          j. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

          k. Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

          l. Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          m. Termination. This Agreement shall terminate upon release of the Escrow Deposits pursuant to Section 2(i) hereof; provided that Sections 3 and 4 shall survive such termination.

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

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

"ESCROW AGENT"                First Trust National Association

                              By: /S/ R. Prokosch
                              Its:  Asst. Vice President

                              First Trust National Association
                              180 East 5th Street, 2nd Floor
                              St. Paul, Minnesota  55101
                              Attention:  Rick Prokosch
                              Facsimile No.: (612) 244-0711

"MAXXAM"                      MAXXAM Inc.
                              By: /S/ Paul N. Schwartz
                              Its:  Executive Vice President

                              5847 San Felipe, Suite 2600
                              Houston, TX  77057
                              Attention:  Treasury Department
                              Facsimile No.: (713) 267-3704

                              with a copy to:
                              Attention: Corporate Secretary
                              Facsimile No.: (713) 267-3702
                              Taxpayer I.D. No.:  95-2078752

"THE CMRT"                    The Combined Master Retirement Trust

                              By:  /S/ H. Simmons
                              Its:  Trustee

                              Three Lincoln Centre, Suite 1700
                              5430 LBJ Freeway
                              Dallas, TX  75240-2697
                              Facsimile No.: (972) 450-4278
                              Taxpayer I.D. No.: 75-2202890

                              with a copy to:
                              Consulting Fiduciaries, Inc.
                              2745 Riverwoods Road
                              Riverwoods, IL   60015
                              Attention:  David Heald
                              Facsimile No.:  847-945-5611


"NL"                          NL Industries, Inc.

                              By: /S/ David B. Garten
                              Its:  Vice President, Secretary and
                                    General Counsel

                              16825 Northchase Drive, Suite 1200
                              P.O. Box 4272
                              Houston, TX  77210-4272
                              Attention:  General Counsel
                              Facsimile No.: (281) 423-3333
                              Taxpayer I.D. No.: 13 5267260
                              with a copy to:
                              Corporate Treasurer
                              Facsimile No.: (212) 421-7209